UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Effective October 28, 2008, Chesapeake Energy Corporation (“the Company”) entered into an unsolicited transaction with a holder of the Company’s 2.75% Contingent Convertible Senior Notes due 2035 (the “2.75% Convertible Notes”), to issue 1,814,284 shares of the Company’s Common Stock, par value $0.01 per share (the "Common Stock"), in exchange for $50 million principal amount of the 2.75% Convertible Notes, representing 7% of the aggregate outstanding principal amount of the Company’s 2.50% Convertible Notes.  The transaction closed on November 3, 2008 and the $50 million of the 2.50% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

Effective November 4, 2008, the Company entered into an additional unsolicited transaction with a holder of the 2.75% Convertible Notes, to issue 3,840,277 shares of Common Stock in exchange for $105 million principal amount of the 2.75% Convertible Notes, representing 17% of the aggregate outstanding principal amount of the Company’s 2.75% Convertible Notes.  The transaction closed on November 7, 2008 and the $105 million of the 2.75% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

Effective November 4, 2008, the Company entered into an unsolicited transaction with a holder of the Company’s 2.50% Contingent Convertible Senior Notes due 2037 (the “2.50% Convertible Notes”), to issue 3,619,069 shares of Common Stock in exchange for $115.5 million principal amount of the 2.50% Convertible Notes, representing 8% of the aggregate outstanding principal amount of the Company’s 2.50% Convertible Notes.  The transaction closed on November 6, 2008 and the $115.5 million of the 2.50% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

Effective November 4, 2008, the Company entered into an unsolicited transaction with a holder of the Company’s 2.50% Convertible Notes, to issue 65,405 shares of Common Stock in exchange for $2.154 million principal amount of the 2.50% Convertible Notes, representing 2% of the aggregate outstanding principal amount of the Company’s 2.50% Convertible Notes.  The transaction closed on November 7, 2008 and the $2.154 million of the 2.50% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

Effective October 29, 2008, the Company entered into an unsolicited transaction with a holder of the Company’s 2.25% Contingent Convertible Senior Notes due 2038 (the “2.25% Convertible Notes”), to issue 324,155 shares of Common Stock in exchange for $13 million principal amount of the 2.25% Convertible Notes, representing 1% of the aggregate outstanding principal amount of the Company’s 2.25% Convertible Notes.  The transaction closed on November 4, 2008 and the $13 million of the 2.25% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

Effective October 31, 2008, the Company entered into an unsolicited transaction with a holder of the Company’s 2.25% Convertible Notes, to issue 2,786,937 shares of Common Stock in exchange for $108.897 million principal amount of the 2.25% Convertible Notes, representing 9% of the aggregate outstanding principal amount of the Company’s 2.25% Convertible Notes.  The transaction closed on November 3, 2008 and the $108.897 million of the 2.25% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

Effective November 4, 2008, the Company entered into an unsolicited transaction with a holder of the Company’s 2.25% Convertible Notes, to issue 52,687 shares of Common Stock in exchange for $2.127 million principal amount of the 2.25% Convertible Notes, representing less than 1% of the aggregate outstanding principal amount of the Company’s 2.25% Convertible Notes.  The transaction closed on November 7, 2008 and the $2.127 million of the 2.25% Convertible Notes were retired upon receipt.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) under the Securities Act.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On November 4, 2008, Douglas J. Jacobson, Executive Vice President – Acquisitions and Divestitures of the Company entered into a sales trading plan pursuant to Rule 10b5-1 of the Securities and Exchange Act of 1934.  The plan expires on November 4, 2009 and has been approved by Chesapeake in accordance with its Insider Trading Policy.  The plan is part of Mr. Jacobson’s long-term strategy to diversify assets.  Other Chesapeake executives may enter into Rule 10b5-1 trading plans in the future, from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:                      November 7, 2008